EXHIBIT 11
                                                                      ----------

          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
                        DECEMBER 31, 2000, 1999 AND 1998

                                                                              2000            1999            1998
                                                                           ----------      ----------     -----------
NET EARNINGS (LOSS) PER COMMON SHARE - (BASIC)

Net earnings (loss)                                                        $ (800,270)     $5,366,695     $(3,811,272)
                                                                           ==========      ==========     ===========

Weighted average number of common shares outstanding                        6,628,667       6,492,224       6,470,542
                                                                           ==========      ==========     ===========

Net earnings (loss) per common share                                       $    (0.12)     $     0.83     $     (0.59)
                                                                           ==========      ==========     ===========


NET EARNINGS (LOSS) PER COMMON SHARE - (DILUTED)

Net earnings (loss)                                                        $ (800,270)     $5,366,695     $(3,811,272)
                                                                           ==========      ==========     ===========

Weighted average number of common shares outstanding                        6,628,667       6,492,224       6,470,542

Add net additional common shares upon exercise of common stock options           --            57,202            --
                                                                           ----------      ----------     -----------

Adjusted average common shares outstanding                                  6,628,667       4,549,426       6,470,542
                                                                           ==========      ==========     ===========

Net earnings (loss) per common share                                       $    (0.12)     $     0.82     $     (0.59)
                                                                           ==========      ==========     ===========
